Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Neuronetics, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of December, 2024.

Madryn Asset Management, LP

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Health Partners II, LP

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Health Partners II (Cayman Master), LP

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Health Advisors II, LP

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Health Advisors GP II, LLC

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Select Advisors, LP

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Select Advisors GP, LLC /s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer

Madryn Select Opportunities, LP

/s/ Matthew Girandola
Matthew Girandola
Chief Compliance Officer